                                    AMENDED AND RESTATED
                         INVESTMENT ADVISORY AGREEMENT

      AMENDED AND RESTATED ADVISORY AGREEMENT,  made the 1ST day of August, 2007, by and between  Oppenheimer Equity Income Fund, Inc. (formerly named Oppenheimer
Quest Capital Value Fund, Inc.), a Maryland corporation (hereinafter referred to as the  "Company"),  and  OppenheimerFunds,  Inc.  (hereinafter  referred  to as
"OFI").

     WHEREAS,  the Company is an  open-end,  diversified  management  investment company  registered as such with the  Securities  and Exchange  Commission  (the
"Commission")  pursuant to the Investment  Company Act of 1940 (the  "Investment
Company  Act"),  and OFI is an  investment  adviser  registered as such with the
Commission under the Investment Advisers Act of 1940;

     WHEREAS,  the Company desires that OFI shall act as its investment  adviser pursuant to this Amended and Restated  Agreement,  which amends and restates the
January 1, 2005, agreement by and between the Company and OFI;

     WHEREAS,  the Fund and OFI agreed,  per a resolution  adopted by the Fund's
Board of Directors at its  February 5, 2007  meeting,  to adopt the fee schedule shown in Schedule A of this Agreement;

     NOW,  THEREFORE,  in  consideration  of the mutual  promises and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

      1.    General Provisions:

     The  Company  hereby  employs OFI and OFI hereby  undertakes  to act as the investment  adviser of the  Company,  and to perform for the Company  such other duties  and  functions  for the  period  and on such  terms as set forth in this
Agreement.  OFI shall,  in all  matters,  give to the  Company  and its Board of
Directors (the "Directors") the benefit of its best judgment, effort, advice and recommendations  and shall at all times  conform to, and use its best efforts to enable the Company to conform to (i) the  provisions of the  Investment  Company
Act  and  any  rules  or  regulations  thereunder;  (ii)  any  other  applicable provisions  of state or Federal  law;  (iii) the  provisions  of the Articles of
Incorporation  and  By-Laws of the  Company as amended  from time to time;  (iv)
policies and determinations of the Directors;  (v) the fundamental  policies and investment  restrictions  as  reflected  in the  registration  statement  of the
Company under the  Investment  Company Act or as such policies may, from time to time, be amended and (vi) the Prospectus and Statement of Additional Information
in effect from time to time. The appropriate officers and employees of OFI shall be available upon reasonable  notice for consultation  with any of the Directors and  officers  of the  Company  with  respect to any  matters  dealing  with the business  and  affairs of the  Company  including  the  valuation  of  portfolio securities of the Company which are either not registered for public sale or not traded on any securities market.

      2.    Investment Management:

     (a) OFI shall,  subject to the direction and control by the Directors,  (i)
regularly  provide  investment  advice and  recommendations  to the Company with respect to the  investments,  investment  policies  and the purchase and sale of securities;  (ii) supervise  continuously the investment  program of the Company and the  composition  of its portfolio and determine  what  securities  shall be purchased or sold by the Company;  and (iii) arrange,  subject to the provisions of paragraph 7 hereof,  for the purchase of securities and other  investments by the  Company  and the  sale of  securities  and  other  investments  held in the
Company's portfolio.

     (b) Provided that the Company shall not be required to pay any compensation for  services  under this  Agreement  other than as provided by the terms of the
Agreement and subject to the  provisions  of paragraph 7 hereof,  OFI may obtain investment  information,  research or assistance from any other person,  firm or corporation to supplement, update or otherwise improve its investment management services.

     (c)  Provided  that  nothing  herein  shall be deemed to  protect  OFI from willful  misfeasance,  bad faith or gross  negligence in the  performance of its duties,  or  reckless  disregard  of  its  obligations  and  duties  under  this
Agreement,  OFI  shall not be liable  for any loss  sustained  by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

     (d) Nothing in this Agreement shall prevent OFI or any entity  controlling, controlled  by or under  common  control  with OFI or any officer  thereof  from acting as investment adviser for any other person, firm or corporation or in any way limit or restrict OFI or any of its  directors,  officers,  stockholders  or employees  from buying,  selling or trading any  securities for its or their own account or for the account of others for whom it or they may be acting, provided that  such  activities  will  not  adversely  affect  or  otherwise  impair  the performance by OFI of its duties and obligations under this Agreement.

      3.    Other Duties of OFI:

     OFI shall, at its own expense,  provide and supervise the activities of all administrative  and clerical personnel as shall be required to provide effective
corporate  administration  for  the  Company,   including  the  compilation  and
maintenance  of such records with respect to its operations as may reasonably be required;  the  preparation  and filing of such reports with respect  thereto as shall be required  by the  Commission;  composition  of  periodic  reports  with respect to operations of the Company for its shareholders;  composition of proxy materials for meetings of the Company's  shareholders;  and the  composition  of such registration  statements as may be required by Federal and state securities laws for continuous public sale of Shares of the Company.  OFI shall, at its own cost  and  expense,  also  provide  the  Company  with  adequate  office  space, facilities and equipment.  OFI shall, at its own expense,  provide such officers for the Company as the Board of Directors may request.

      4.    Allocation of Expenses:

     All other costs and  expenses of the Company not  expressly  assumed by OFI under this Agreement, or to be paid by OppenheimerFunds  Distributor,  Inc., the distributor  of the  shares  of the  Company,  shall  be  paid  by the  Company, including,  but not limited to: (i) interest,  taxes and governmental fees; (ii)
brokerage  commissions and other expenses  incurred in acquiring or disposing of the portfolio  securities and other  investments;  (iii) insurance  premiums for fidelity and other coverage  requisite to its operations;  (iv) compensation and expenses of its Directors  other than those  affiliated  with OFI; (v) legal and audit  expenses;  (vi)  custodian and transfer  agent fees and  expenses;  (vii)
expenses  incident to the redemption of its Shares;  (viii) expenses incident to the  issuance  of its Shares  against  payment  therefor  by or on behalf of the subscribers thereto; (ix) fees and expenses, other than as hereinabove provided, incident to the  registration  under Federal and state securities laws of Shares of the Company for public sale;  (x)  expenses of printing and mailing  reports, notices and proxy materials to shareholders of the Company; (xi) except as noted
above,  all other  expenses  incidental  to holding  meetings  of the  Company's shareholders;  and (xii) such extraordinary non-recurring expenses as may arise, including  litigation,  affecting the Company and any legal obligation which the
Company may have to indemnify its officers and Directors  with respect  thereto.
Any officers or employees of OFI or any entity  controlling,  controlled  by, or under common control with OFI who also serve as officers, Directors or employees of the Company  shall not receive  any  compensation  from the Company for their services.

      5.    Compensation of OFI:

     The Company agrees to pay OFI and OFI agrees to accept as full compensation for the  performance  of all  functions  and duties on its part to be  performed pursuant to the provisions  hereof,  a fee computed on the total net asset value of the Company as of the close of each  business day and payable  monthly at the annual rate set forth on Schedule A hereto.

      6.    Use of Name "Oppenheimer":

     OFI hereby grants to the Company a royalty-free,  non-exclusive  license to use the name  "Oppenheimer"  in the name of the Company for the duration of this
Agreement and any  extensions or renewals  thereof.  To the extent  necessary to protect  OFI's  rights to the name  "Oppenheimer"  under  applicable  law,  such license shall allow OFI to inspect,  subject to control by the Company's  Board, control  the nature and quality of  services  offered by the Company  under such name and may, upon termination of this Agreement, be terminated by OFI, in which event the Company shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name  "Oppenheimer"  in the name of the Company or otherwise.  The name  "Oppenheimer" may be used or licensed by
OFI in connection  with any of its  activities,  or licensed by OFI to any other party.

      7.    Portfolio Transactions and Brokerage:

     (a) OFI is authorized,  in arranging the purchase and sale of the portfolio securities of the Company,  to employ or deal with such members of securities or
commodities  exchanges,  brokers  or  dealers  (hereinafter   "broker-dealers"),
including "affiliated" broker-dealers (as that term is defined in the Investment
Company Act), as may, in its best judgment,  implement the policy of the Fund to obtain,  at  reasonable  expense,  the "best  execution"  (prompt  and  reliable execution at the most  favorable  security  price  obtainable)  of the portfolio transactions of the Company as well as to obtain, consistent with the provisions of  subparagraph  (c) of this  paragraph  7,  the  benefit  of  such  investment information or research as will be of significant  assistance to the performance by OFI of its investment management functions.

     (b) OFI shall select broker-dealers to effect the portfolio transactions of the  Company  on the basis of its  estimate  of their  ability  to  obtain  best execution of particular and related portfolio  transactions.  The abilities of a broker-dealer  to obtain best execution of particular  portfolio  transaction(s)
will be judged by OFI on the basis of all  relevant  factors and  considerations including,  insofar as  feasible,  the  execution  capabilities  required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the portfolio  transactions of the Company by  participating  therein for its own  account;  the  importance  to the Company of speed,  efficiency  or confidentiality;  the broker-dealer's  apparent familiarity with sources from or to whom particular  securities  might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer  for particular and related transactions of the Company.

     (c) OFI shall have discretion,  in the interest of the Company, to allocate brokerage on the portfolio transactions of the Company to broker-dealers,  other than an  affiliated  broker-dealer,  qualified to obtain best  execution of such transactions who provide  brokerage  and/or research  services (as such services are defined in Section 28(e)(3) of the Securities  Exchange Act of 1934) for the
Company  and/or  other  accounts  for  which  OFI  or  its  affiliates  exercise
"investment  discretion"  (as that term is defined in  Section  3(a)(35)  of the
Securities  Exchange  Act of  1934)  and  to  cause  the  Company  to  pay  such broker-dealers  a  commission  for  effecting  a portfolio  transaction  for the
Company  that is in excess of the  amount of  commission  another  broker-dealer adequately qualified to effect such transaction would have charged for effecting that  transaction,  if OFI  determines,  in good faith,  that such commission is reasonable in relation to the value of the brokerage  and/or  research  services provided  by such  broker-dealer  viewed  in terms  of  either  that  particular transaction  or the  overall  responsibilities  of OFI  or its  affiliates  with respect to accounts as to which they exercise investment discretion. In reaching such  determination,  OFI will not be  required  to place or  attempt to place a specific  dollar value on the brokerage  and/or  research  services  provided or being provided by such broker-dealer.  In demonstrating that such determinations were made in good faith, OFI shall be prepared to show that all commissions were allocated  for  purposes  contemplated  by this  Agreement  and that  the  total commissions  paid by the Company over a  representative  period  selected by the
Company's Directors were reasonable in relation to the benefits to the Company.

     (d)  OFI  shall  have no duty or  obligation  to seek  advance  competitive bidding for the most  favorable  commission  rate  applicable to any  particular portfolio  transactions  or to  select  any  broker-dealer  on the  basis of its purported  or "posted"  commission  rate but will,  to the best of its  ability, endeavor  to  be  aware  of  the  current  level  of  the  charges  of  eligible broker-dealers and to minimize the expense incurred by the Company for effecting its  portfolio  transactions  to the extent  consistent  with the  interests and policies of the Company as  established  by the  determinations  of the Board of
Directors of the Company and the provisions of this paragraph 7.

     (e) The Company recognizes that an affiliated broker-dealer: (i) may act as one of the Company's regular brokers for the Company so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage commissions paid by the
Company;  and (iii) may effect  portfolio  transactions  for the Company thereof only if the commissions,  fees or other remuneration  received or to be received by it are determined in accordance  with  procedures  contemplated  by any rule, regulation or order adopted under the Investment Company Act for determining the permissible level of such commissions.

      8.    Duration:

     This Agreement  will take effect on the date first set forth above.  Unless earlier terminated  pursuant to paragraph 9 hereof,  this Agreement shall remain in effect from year to year,  so long as such  continuance  shall be approved at least  annually by the Company's  Board of Directors,  including the vote of the majority of the  Directors of the Company who are not parties to this  Agreement or "interested  persons" (as defined in the Investment  Company Act) of any such party,  cast in person at a meeting  called  for the  purpose  of voting on such approval,  or by the  holders of a  "majority"  (as  defined  in the  Investment
Company Act) of the outstanding voting securities of the Company,  and by such a vote of the Company's Board of Directors.

      9.    Termination:

     This  Agreement  may be terminated  (i) by OFI at any time without  penalty upon sixty days'  written  notice to the Company  (which notice may be waived by the  Company);  or (ii) by the Company at any time  without  penalty  upon sixty days'  written  notice to OFI (which  notice may be waived by OFI) provided that such  termination  by the Company shall be directed or approved by the vote of a majority of all of the Directors of the Company then in office or by the vote of the holders of a "majority" of the outstanding  voting securities of the Company
(as defined in the Investment Company Act).

      10.   Assignment or Amendment:

     This  Agreement may not be amended,  or the rights of OFI  hereunder  sold,
transferred,   pledged  or  otherwise  in  any  manner  encumbered  without  the affirmative  vote or written  consent of the  holders of the  "majority"  of the outstanding voting securities of the Company. This Agreement shall automatically and immediately  terminate in the event of its  "assignment,"  as defined in the
Investment Company Act.

      11.   Definitions:

     The terms and provisions of the Agreement  shall be interpreted and defined in a manner  consistent  with the  provisions and  definitions  contained in the
Investment Company Act.

                           Oppenheimer Equity Income Fund, Inc.

Attest:

/s/ Mitchell J. Lindauer                By:     /s/ John V. Murphy
Mitchell J. Lindauer                      John V. Murphy, President

                                       OppenheimerFunds, Inc.

Attest: /s/ Mitchell J. Lindauer        By:   /s/ Kurt Wolfgruber
            Mitchell J. Lindauer              Kurt Wolfgruber, President

                                         Schedule A
                                             to
                               Investment Advisory Agreement
                                          between
                            Oppenheimer Equity Income Fund, Inc.
                                            and
                                   OppenheimerFunds, Inc.

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Annual Fee as a Percentage of Average Annual Net Assets
--------------------------------------------------------
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0.70% of the first $400 million of average annual net
assets;
0.68% of the next $400 million of average annual net
assets;
0.65% of the next $400 million of average annual net
assets;
0.60% of the next $400 million of average annual net
assets;
0.55% of the next $400 million of average annual net
assets; and
0.50% of average annual net assets in excess of $2
billion.